Exhibit 99.3

BOOKLET CONTAINING CASH ELECTION NOTICE

Exhibit 99.3

CASH ELECTION INFORMATION BOOKLET

(INCLUDING INSTRUCTIONS FOR CASH

ELECTION AND TRANSMITTAL FORM)

Relating to shares of Common Stock, par value $0.01 per share of

CALATLANTIC GROUP, INC.

(CUSIP No. 128195104)

THE OPTION TO ELECT TO RECEIVE CASH IN THE MERGER OF CALATLANTIC GROUP, INC. INTO A WHOLLY OWNED SUBSIDIARY OF LENNAR CORPORATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 5, 2018, UNLESS IT IS EXTENDED TO A LATER DATE(THE “ELECTION DEADLINE”). ELECTIONS MUST BE MADE IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS BOOKLET.

The Distribution Agent to which documents relating to the Election to Receive Cash must be delivered (the “Distribution Agent” ) is:

Computershare Trust Co.

By Hand, Overnight Courier, Mail

Facsimile:

For other inquiries:

NOTICE OF CASH ELECTION OPTION

On October 29, 2017, Lennar Corporation (“Lennar”) and CalAtlantic Group, Inc. (“CalAtlantic”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which CalAtlantic will be merged into a wholly owned subsidiary of Lennar (the “Merger”).

As a result of the Merger, each share of CalAtlantic common stock will be converted into the right to receive 0.885 shares of Lennar Class A common stock and 0.0177 shares of Lennar Class B common stock. However, CalAtlantic stockholders will have the option to receive, instead of shares of Lennar Class A and Class B common stock, cash of $48.26 per share, subject to a limit of $1,162,250,000 (payment for 24,083,091 shares) with regard to all cash payments. To the extent that cash elections would require payment of more than this amount, the amount paid to CalAtlantic stockholders who make cash elections will be prorated, so the total payments will not exceed the maximum amount. A stockholder who receives less than 100% cash with regard to shares as to which the stockholder makes a cash election will receive Lennar Class A and Class B stock as the portion of the merger consideration that is not paid in cash.

The option to elect to receive cash will expire at 11:59 p.m. New York City time on February 5, 2018, unless the expiration time is extended to a later date (the “Election Deadline”). Unless CalAtlantic shares and a properly completed Cash Election and Transmittal form are delivered in accordance with the Instructions included in this booklet before the Election Deadline, the holder of CalAtlantic shares will not be able to elect to receive cash with regard to the shares, and will receive shares of Lennar Class A and Class B common stock in the Merger as provided in the Merger Agreement.

The Merger and the Merger Agreement, including the option to elect to receive cash, are described in detail in a Joint Proxy Statement/Prospectus dated January 4, 2018. You are urged to read the Joint Proxy Statement/Prospectus, because it contains important information. You can obtain a copy of the Joint Proxy Statement/Prospectus without charge from the Distribution Agent named on the cover of this booklet. You can also obtain a copy of the Registration Statement of which the Joint Proxy Statement/Prospectus is a part (Registration Statement File No. 333-221738) free at the SEC’s website www.sec.gov, at Lennar’s website, www.lennar.com, or at CalAtlantic’s website, www.calatlantichomes.com.

HOLDERS OF CALATLANTIC COMMON STOCK WHO WISH TO RECEIVE A CASH PAYMENT AS THE MERGER CONSIDERATION FOR THEIR CALATLATNIC STOCK AS A RESULT OF THE MERGER OF CALATLANTIC WITH A SUBSIDIARY OF LENNAR (THE “MERGER”) MUST DELIVER THEIR SHARES AND A PROPERLY COMPLETED CASH ELECTION AND TRANSMITTAL FORM TO THE DISTRIBUTION AGENT AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 5, 2018.

DELIVERY OF THE CASH ELECTION AND TRANSMITTAL FORM TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ON THE COVER OF THIS BOOKLET WILL NOT CONSTITUTE A VALID DELIVERY.

IF YOU DO NOT VALIDLY DELIVER A DULY EXECUTED CASH ELECTION AND TRANSMITTAL FORM TO THE DISTRIBUTION AGENT IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS BOOKLET, YOU WILL RECEIVE LENNAR CLASS A AND CLASS B COMMON STOCK AS THE MERGER CONSIDERATION RESULTING FROM THE MERGER.

THE MERGER AND THE LENNAR STOCK YOU WILL RECEIVE IF YOU DO NOT ELECT TO RECEIVE CASH (AND MAY RECEIVE WITH REGARD TO A PORTION OF THE SHARES AS TO WHICH YOU ELECT TO RECEIVE CASH) ARE DESCRIBED IN A JOINT PROXY STATEMENT/PROSPECTUS DATED JANUARY 4, 2018. YOU ARE URGED TO READ THAT DOCUMENT BEFORE YOU DECIDE WHETHER OR NOT TO MAKE A CASH ELECTION, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Election to Receive Cash

1. Election Deadline: For an Election to Receive Cash to be effective, a Cash Election and Transmittal Form, properly completed and signed, together with the certificates representing the CalAtlantic stock to which it relates, or an Agent’s Message confirming book entry transfer of those shares to the appropriate account of the Distribution Agent, must be received by the Distribution Agent at the address specified on the cover of the booklet that includes these Instructions not later than 11:59 p.m., New York City time on February 5, 2018, or a later date to which the option to elect to receive cash is extended, (the “Election Deadline”). The Distribution Agent will determine whether the Cash Election and Transmittal Form is properly completed and received on a timely basis. The Distribution Agent’s determination will bind all interested persons.

2. Delivery of Letter of Transmittal and Certificates for Shares or Book Entry Confirmations. With respect to CalAtlantic shares represented by certificates, a duly executed Letter of Transmittal (or manually signed facsimile copy of it), the certificates and all other documents required by this Letter of Transmittal must be received by the Distribution Agent at or before the Election Deadline.

With respect to CalAtlantic shares being delivered electronically, book-entry confirmation of the transfer of the shares into the Distribution Agent’s account at DTC, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy of it), or an Agent’s Message with respect to the shares, and all other documents required by these instructions, must be received by the Distribution Agent at its address set forth above at or before the Election Deadline. Delivery of documents to DTC does not constitute delivery to the Distribution Agent.

The method of delivery of a Cash Election and Transmittal Form, the CalAtlantic shares to which it relates, and any other required documents, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the option and risk of the surrendering holder. If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed for documents to reach the Distribution Agent before the Election Deadline. Delivery will be deemed made only when items are actually received by the Distribution Agent.

3. Revocation or Change of Cash Election Form and Withdrawal of Surrendered Stock: A Cash Election and Transmittal Form may be revoked or modified, and the CalAtlantic common stock to which it relates may be withdrawn, by a written notice from the person who signed the Cash Election and Transmittal Form delivered to (and actually received by) the Distribution Agent at any time before the Election Deadline. The Distribution Agent will have discretion to determine whether a revocation or modification is properly made and received on a timely basis.

To withdraw surrendered CalAtlantic shares, a written notice of the withdrawal must be delivered to the Distribution Agent by mail, hand delivery, or facsimile transmission, at the address or number shown above. To be effective, the notice of withdrawal must (1) be received by the Distribution Agent prior to the Election Deadline (i.e., 11:59 p.m., New York time, on February 5, 2018, or any later date to which the option to elect to receive cash is extended), (2) specify the name of the person who surrendered the shares that are to be withdrawn and the name in which those shares are registered (and, if the shares were surrendered by book-entry transfer, the name of the DTC participant whose name appears on a security position listing as the owner of the shares), (3) state the aggregate number of shares to be withdrawn, (4) identify the certificate number or numbers shown on the particular certificates representing the shares to be withdrawn (unless the shares were surrendered by book-entry transfer) and (5) be signed by the holder(s) of the shares being withdrawn in the same manner as the original signature(s) on the Cash Election and Transmittal Form (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have CalAtlantic’s transfer agent or DTC record the transfer of shares into the name of the person who withdraws the shares. After the Election Deadline, cash elections will be irrevocable.

4. Partial Surrenders. (Not applicable to stockholders who surrender by book-entry transfer). If fewer than all the shares evidenced by a certificate are being surrendered, fill in the number of shares which are being surrendered in the box under “Cash Elections” in the Cash Election and Transmittal Form. In that case, the remainder of the shares that were evidenced by your old certificate(s) will promptly be registered in your name, or as otherwise instructed in the Special Payment Instructions on the Cash Election and Transmittal Form. All shares represented by a certificate delivered to the Distribution Agent will be deemed to have been surrendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If the Cash Election and Transmittal Form is signed by the registered holder(s) of the shares being surrendered, the signature(s) must correspond exactly with the name(s) written on the face of the certificate(s), without any alteration, enlargement or change.

If the surrendered shares are owned of record by two or more joint owners, all the owners must sign the Cash Election and Transmittal Form.

If surrendered shares are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate copies of the Cash Election and Transmittal Form as there are different registrations on certificates.

If the Cash Election and Transmittal Form or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and may be required to submit evidence satisfactory to CalAtlantic of the person’s authority to act in the specified capacity.

If the Cash Election and Transmittal Form is signed by the registered owner(s) of the shares being surrendered, or for the account of an Eligible Institution, no endorsements of certificates or separate stock powers are required, unless payment or certificates for shares which are not surrendered or are not converted into the right to receive cash are to be issued to a person other than the registered owner(s), in which case, endorsements of certificates or separate stock powers are required and signatures on those certificates or stock powers must be guaranteed by an Eligible Institution.

If the Cash Election and Transmittal Form is signed by a person other than the registered owner(s) of the shares being surrendered, the certificates must be endorsed or accompanied by appropriate stock powers, in either case with the endorsements or stock powers signed exactly as the name(s) of the registered owner(s) appear on the certificates. Signatures on endorsements or stock powers must be guaranteed by Eligible Institutions.

6. Special Payment and Delivery Instructions. If a check or certificates for shares that are not converted into the right to receive cash payment are to be issued in the name of a person other than the registered holder named on the Cash Election and Transmittal Form, or if a check is to be sent or certificates are to be returned to someone other than the registered holder or to an address other than the registered holder’s address shown on the Cash Election and Transmittal Form, the appropriate Special Instruction boxes on the Cash Election and Transmittal Form must be completed. Shares surrendered by book-entry transfer that are not converted into the right to receive cash will be converted by the Merger into Lennar stock.

7. Stock Transfer Taxes. If cash payment is to be made to, or if certificates for shares which are not surrendered or are not converted into the right to receive cash payment are to be registered in the name of, any person other than the registered holder, or if surrendered certificates are registered in the name of anyone other than the registered holder(s) named on the Cash Election and Transmittal Form, the amount of any stock transfer taxes payable on account of the transfer to another person will be deducted from the cash payment unless satisfactory evidence of the payment of, or an exemption from the need to pay, the stock transfer taxes is submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates submitted with the Cash Election and Transmittal Form.

8. Irregularities. All questions as to the form and validity of documents and the validity (including timeliness of receipt) of surrenders and withdrawals of shares will be determined by the Distribution Agent, in its sole discretion, which determination will be final and binding. Alternative, conditional or contingent surrenders will not be valid. CalAtlantic reserves the right to reject any or all surrenders of shares that are not in proper form or the acceptance of which would, in CalAtlantic’s opinion, be unlawful. CalAtlantic also reserves the right to waive any defects in Cash Elections or surrenders of shares, even if it does not waive similar defects with regard to shares owned by other holders. CalAtlantic’s interpretations of the terms and conditions of the Cash Election and Transmittal Form, including these Instructions, will be final and binding. Cash elections and surrenders of CalAtlantic shares will not be deemed to have been made until all defects or irregularities have been cured or waived by CalAtlantic. None of CalAtlantic, Lennar, the Distribution Agent or any other person will have any duty to give notice of defects or irregularities in surrenders or withdrawals of shares or will incur any liability to holders for failure to give a notice or delay in giving it.

9. Requests for Assistance or Additional Copies. Questions regarding how to make Cash Elections or other requests for assistance may be directed to, and additional copies of the Joint Proxy Statement/Prospectus and the Cash Election and Transmittal Form may be obtained from, the Distribution Agent at its addresses set forth above or from a stockholder’s broker, bank or other fiduciary. The Registration Statement of which the Joint Proxy Statement/Prospectus is a part (Registration Statement File No. 333-221738) can also be obtained free at the SEC’s website www.sec.gov, at Lennar’s website, www.lennar.com or at CalAtlantic’s website, www.calatlantichomes.com.

10. Mutilated, Lost, Stolen or Destroyed Stock Certificates. Any CalAtlantic stockholder whose stock certificate has been mutilated, lost, stolen or destroyed should contact the Distribution Agent at the address or telephone number set forth on the cover of the booklet that includes these Instructions.

11. Termination of Merger Agreement. If the Merger Agreement is terminated without the Merger’s taking place, the Distribution Agent will return the shares that are surrendered, either by returning the certificate representing the shares or by book entry transfer, promptly after the Distribution Agent is notified by CalAtlantic that the Merger Agreement has been terminated.

12. Substitute Form W-9. The surrendering stockholder is required to provide the Distribution Agent with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is described under “Important Tax Information” below, and to indicate that the stockholder is not subject to backup withholding by checking the box in Part 2 of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the surrendering stockholder to 28% Federal income tax withholding from the cash payment. The box in Part 3 of the Substitute Form W-9 may be checked if the surrendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Distribution Agent is not provided with a TIN within 60 days, the Distribution Agent will withhold 28% from all payments made after expiration of that 60 day period until a TIN is provided to the Distribution Agent.

Important: The Cash Election and Transmittal Form (or a facsimile of it), together with certificates or confirmation of book-entry transfer and all other required documents, must be received by the Distribution Agent at or prior to the Election Deadline.

IMPORTANT TAX INFORMATION

Under Federal income tax law, a stockholder whose surrendered shares are accepted for payment is required to provide the Distribution Agent with the stockholder’s correct TIN on Substitute Form W-9, a copy of which is enclosed with this booklet. If the stockholder is an individual, the TIN is his or her social security number. If the Distribution Agent is not provided with the correct TIN, the stockholder may be subject, among other things, to penalties imposed by the Internal Revenue Service. In addition, payments that are made to the stockholder with respect to CalAtlantic shares may be subject to backup withholding.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that individual must submit a statement, signed under penalties of perjury, attesting to the individual’s exempt status. A form of statement may be obtained from the Distribution Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If backup withholding applies, the Distribution Agent is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to shares converted into the right to receive cash payment, the stockholder is required to notify the Distribution Agent of the stockholder’s correct TIN by completing the enclosed form certifying that the TIN provided on the Substitute Form W-9 is correct (or that the stockholder is awaiting a TIN).

What Number to Give the Distribution Agent

The stockholder is required to give the Distribution Agent the social security number or employer identification number of the record owner of the shares that are surrendered. If the shares that are surrendered are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

PAYER’S NAME:
SUBSTITUTE FORM W-9 Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number
OR Employer Identification Number

Part 2—Certification—Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 3 — Awaiting TIN ☐

Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature	Date	, 2017

Name (Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE ABOVE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER (“TIN”)

I certify under penalties of perjury that a TIN has not been issued to me and that either (i) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I have not provided a TIN, 28% of all reportable payments made to me will be withheld until I provide a TIN.

Signature	Date

Name (Please Print)